Exhibit 99.1

Investor Relations Contact:

Michael Haase

(925) 951-9005

Michael.Haase@Workday.com

Media Contact:

Eric Glass

(415) 432-3056

Eric.Glass@Workday.com

Workday Announces Fourth Quarter and Full Year Fiscal 2014 Financial Results

Fiscal Year 2014 Total Revenue of $468.9 Million, Up 71% Year Over Year; Q4 Total Revenue of

$141.9 Million, Up 74% Year Over Year

Fiscal Year 2014 Subscription Revenue of $354.2 Million, Up 86% Year Over Year; Q4 Subscription Revenue of

$110.7 Million, Up 86% Year Over Year

Generates Positive Operating Cash Flows for the Year

PLEASANTON, CALIF. — Feb. 26, 2014 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for human resources and finance, today announced financial results for the fourth quarter and full fiscal year ended January 31, 2014.

Fiscal Fourth Quarter Results:

•	Total revenues were $141.9 million, an increase of 74% from the fourth quarter of fiscal 2013. Subscription revenues were $110.7 million, an increase of 86% from same period last year.

•	Operating loss was $48.0 million, or negative 33.8% of revenues, compared to an operating loss of $30.7 million, or negative 37.6% of revenues, in the same period last year. Non-GAAP operating loss for the fourth quarter was $21.0 million, or negative 14.8% of revenues, compared to a non-GAAP operating loss of $25.2 million last year, or negative 30.9% of revenues.[1]

•	Net loss per basic and diluted share was $0.32, compared to a net loss per basic and diluted share of $0.19 in the fourth quarter of fiscal 2013. The non-GAAP net loss per basic and diluted share was $0.13, compared to a non-GAAP net loss per basic and diluted share of $0.16 during the same period last year.[1]

•	Operating cash flows were $34.8 million and free cash flows were $7.5 million.[2]

Fiscal Year 2014 Results:

•	Total revenues were $468.9 million, an increase of 71% from fiscal 2013. Subscription revenues were $354.2 million, an increase of 86% from same period last year.

•	Operating loss was $153.3 million, or negative 32.7% of total revenues, compared to an operating loss of $117.9 million, or negative 43.1% of total revenues, last year. Non-GAAP operating loss was $87.0 million, or negative 18.6% of total revenues, compared to a non-GAAP operating loss of $91.3 million, or negative 33.4% of total revenues, last year.[1]

•	Net loss per basic and diluted share was $1.01, compared to a net loss per basic and diluted share of $1.62 in fiscal 2013. The non-GAAP net loss per basic and diluted share was $0.54, compared to a non-GAAP net loss per basic and diluted share of $1.26 last year.[1]

•	Operating cash flows were $46.3 million and free cash flows were a negative $29.6 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.9 billion as of January 31, 2014. Unearned revenue was $413.6 million, a 45% increase from last year.

[1]	Non-GAAP operating loss and net loss per share for the fiscal fourth quarters and full years of 2013 and 2014 exclude share-based compensation, and for the fiscal fourth quarter and full year of 2014, also exclude employer payroll taxes on employee stock transactions and amortization expense for the debt discount and issuance costs associated with convertible notes. The fiscal full year 2013 non-GAAP operating loss and net loss per share also exclude a one-time charge related to our contribution of 500,000 shares of common stock to the Workday Foundation. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
[2]	Free cash flows are defined as operating cash flows minus capital expenditures, assets acquired under a capital lease and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

“Fiscal 2014 marked a significant year of growth with more than 200 new customers and 800 new employees joining Workday,” said Aneel Bhusri, chairman, co-founder, and co-CEO, Workday. “During the year, we also accelerated adoption of our financials product, increased market presence in the education and government industries, and expanded our applications with the delivery of Workday Big Data Analytics. Moving forward, we are focused on continued growth across all areas of the business and remain committed to delivering the industry’s highest levels of customer satisfaction and product innovation.”

“Workday finished an outstanding fiscal 2014 with a very strong fourth quarter,” said Mark Peek, chief financial officer, Workday. “Total revenues for the year increased 71% to $469 million and we generated positive operating cash flows. Looking ahead to our fiscal 2015, first quarter revenues are expected to be in the range of $148 to $153 million, or growth of 61% to 67% compared to the prior year period. Total revenues for the year are anticipated to be in the range of $710 and $740 million, or growth of 51% to 58%.”

Recent Highlights

•	Workday unveiled a new browser experience, designed in partnership with customers, that combines a redesigned visual interface built on HTML5, along with dozens of rich, intuitive features to enhance usability.

•	The company announced its latest update, Workday 21, which is the first update to be released leveraging Workday’s shift to a single code line for both development and production environments – a transition that simultaneously increases the frequency of innovation delivered to customers, while minimizing disruption.

•	Workday raised net proceeds of approximately $592 million from a follow-on public offering of 6,900,000 shares of its Class A common stock.

•	In February, Workday acquired Identified, Inc., a San Francisco-based company, whose product development team is expected to enhance search capabilities and accelerate the delivery of predictive analytics and machine learning throughout Workday’s suite of applications.

Workday plans to host a conference call today to review its fourth quarter and full year fiscal 2014 financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

About Workday

Workday is a leading provider of enterprise cloud applications for human resources and finance. Founded in 2005, Workday delivers human capital management, financial management, and analytics applications designed for the world’s largest organizations. Hundreds of companies, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s first quarter and full year fiscal 2015 revenue projections, and our expectations for future applications. The words “believe,” “may,”

“will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; (v) our limited operating history, which makes it difficult to predict future results; (vi) the development of the market for enterprise cloud services; (vii) acceptance of our applications and services by customers; (viii) breaches in our security measures or unauthorized access to our customers’ data; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended October 31, 2013 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2014. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,
	2014	2013(1)
Assets
Current assets:
Cash and cash equivalents	$581,326	$84,158
Marketable securities	1,305,253	706,181
Accounts receivable, net	92,184	67,437
Deferred costs	16,446	9,816
Prepaid expenses and other current assets	28,449	16,710

Total current assets	2,023,658	884,302
Property and equipment, net	77,664	44,585
Deferred costs, noncurrent	20,797	18,575
Goodwill and acquisition related intangible assets, net	8,488	8,488
Other assets	45,658	3,130

Total assets	$2,176,265	$959,080

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,212	$2,665
Accrued expenses and other current liabilities	17,999	13,558
Accrued compensation	55,620	27,203
Capital leases	9,377	12,008
Unearned revenue	332,682	199,340

Total current liabilities	421,890	254,774
Convertible senior notes, net	468,412	—
Capital leases, noncurrent	3,589	12,972
Unearned revenue, noncurrent	80,883	85,920
Other liabilities	14,274	13,131

Total liabilities	989,048	366,797
Stockholders’ equity:
Common stock	181	162
Additional paid-in capital	1,761,156	993,933
Accumulated other comprehensive income	269	68
Accumulated deficit	(574,389)	(401,880)

Total stockholders’ equity	1,187,217	592,283

Total liabilities and stockholders’ equity	$2,176,265	$959,080

(1)	Amounts as of January 31, 2013 were derived from the January 31, 2013 audited financial statements.

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Revenues:
Subscription services	$110,715	$59,622	$354,169	$190,320
Professional services	31,151	21,897	114,769	83,337

Total revenues	141,866	81,519	468,938	273,657

Costs and expenses(1):
Costs of subscription services	19,862	12,484	69,195	39,251
Costs of professional services	30,904	20,502	107,615	77,284
Product development	55,317	30,252	182,116	102,665
Sales and marketing	60,808	36,389	197,373	123,440
General and administrative	22,951	12,570	65,921	48,880

Total costs and expenses	189,842	112,197	622,220	391,520

Operating loss	(47,976)	(30,678)	(153,282)	(117,863)
Other expense, net	(6,921)	(167)	(17,549)	(1,203)

Loss before provision for income taxes	(54,897)	(30,845)	(170,831)	(119,066)
Provision for income taxes	1,085	99	1,678	124

Net loss	(55,982)	(30,944)	(172,509)	(119,190)
Accretion of redeemable convertible preferred stock	—	—	—	(568)

Net loss attributable to common stockholders	$(55,982)	$(30,944)	$(172,509)	$(119,758)

Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.19)	$(1.01)	$(1.62)

Weighted-average shares used to compute net loss per share attributable to common stockholders	175,194	161,916	171,297	74,011

(1) Costs and expenses include share-based compensation as follows:

Costs of subscription services	$962	$200	$2,408	$601
Costs of professional services	1,983	612	4,818	1,312
Product development	9,240	1,301	21,644	3,528
Sales and marketing	4,700	879	12,131	2,717
General and administrative	8,084	2,456	20,850	7,170

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(55,982)	$(30,944)	$(172,509)	$(119,190)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	10,714	5,784	34,695	17,722
Share-based compensation expense	24,969	5,448	61,851	15,328
Amortization of deferred costs	3,770	3,032	12,219	11,368
Amortization of debt discount and issuance costs	5,841	—	14,395	—
Donation of common stock to Workday Foundation	—	—	—	11,250
Other	422	15	678	56
Changes in operating assets and liabilities:
Accounts receivable	(5,363)	(6,338)	(25,037)	(12,970)
Deferred costs	(8,622)	(5,727)	(21,071)	(17,153)
Prepaid expenses and other assets	(13,082)	(2,133)	(25,876)	(9,877)
Accounts payable	(2,016)	(138)	3,547	(65)
Accrued expense and other liabilities	12,346	3,844	35,066	17,582
Unearned revenue	61,796	33,097	128,305	97,163

Net cash provided by operating activities	34,793	5,940	46,263	11,214
Cash flows from investing activities
Purchases of marketable securities	(357,752)	(391,198)	(1,587,240)	(765,797)
Maturities of marketable securities	150,135	38,792	983,242	111,577
Purchases of property and equipment	(12,341)	(9,095)	(60,725)	(15,898)
Purchase of cost method investment	(2,000)	—	(2,000)	—
Purchase of other intangible assets	(15,000)	—	(15,000)	—
Other	(1,000)	—	(910)	—

Net cash used in investing activities	(237,958)	(361,501)	(682,633)	(670,118)
Cash flows from financing activities
Proceeds from initial public offering, net of issuance costs	—	—	—	684,620
Proceeds from follow-on offering, net of issuance costs	592,241	—	592,241	—
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	584,291	—
Proceeds from issuance of warrants	—	—	92,708	—
Purchase of convertible senior notes hedges	—	—	(143,729)	—
Proceeds from issuance of common stock from employee equity plans	14,380	285	23,692	10,370
Principal payments on capital lease obligations	(2,624)	(3,541)	(12,129)	(9,453)
Other	(2,948)	—	(3,464)	—

Net cash provided by (used in) financing activities	601,049	(3,256)	1,133,610	685,537
Effect of exchange rate changes	(18)	(5)	(72)	(4)

Net increase (decrease) in cash and cash equivalents	397,866	(358,822)	497,168	26,629
Cash and cash equivalents at the beginning of period	183,460	442,980	84,158	57,529

Cash and cash equivalents at the end of period	$581,326	$84,158	$581,326	$84,158

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended January 31, 2014

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$19,862	$(962)	$(9)	$—	$18,891
Costs of professional services	30,904	(1,983)	(145)	—	28,776
Product development	55,317	(9,240)	(604)	—	45,473
Sales and marketing	60,808	(4,700)	(413)	—	55,695
General and administrative	22,951	(8,084)	(885)	—	13,982
Operating loss	(47,976)	24,969	2,056	—	(20,951)
Operating margin	-33.8%	17.6%	1.4%	—	-14.8%
Other expense, net	(6,921)	—	—	5,841	(1,080)
Loss before provision for income taxes	(54,897)	24,969	2,056	5,841	(22,031)
Provision for income taxes	1,085	—	—	—	1,085
Net loss	$(55,982)	$24,969	$2,056	$5,841	$(23,116)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.32)	$0.14	$0.01	$0.04	$(0.13)

(1)	Calculated based upon 175,194 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended January 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Non-GAAP
Costs and expenses:
Costs of subscription services	$12,484	$(200)	$12,284
Costs of professional services	20,502	(612)	19,890
Product development	30,252	(1,301)	28,951
Sales and marketing	36,389	(879)	35,510
General and administrative	12,570	(2,456)	10,114
Operating loss	(30,678)	5,448	(25,230)
Operating margin	-37.6%	6.7%	-30.9%
Loss before provision for income taxes	(30,845)	5,448	(25,397)
Provision for income taxes	99	—	99
Net loss	$(30,944)	$5,448	$(25,496)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.19)	$0.03	$(0.16)

(1)	Calculated based upon 161,916 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Year Ended January 31, 2014

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$69,195	$(2,408)	$(17)	$—	$66,770
Costs of professional services	107,615	(4,818)	(656)	—	102,141
Product development	182,116	(21,644)	(1,544)	—	158,928
Sales and marketing	197,373	(12,131)	(883)	—	184,359
General and administrative	65,921	(20,850)	(1,298)	—	43,773
Operating loss	(153,282)	61,851	4,398	—	(87,033)
Operating margin	-32.7%	13.2%	0.9%	—	-18.6%
Other expense, net	(17,549)	—	—	14,395	(3,154)
Loss before provision for income taxes	(170,831)	61,851	4,398	14,395	(90,187)
Provision for income taxes	1,678	—	—	—	1,678
Net loss	$(172,509)	$61,851	$4,398	$14,395	$(91,865)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(1.01)	$0.36	$0.03	$0.08	$(0.54)

(1)	Calculated based upon 171,297 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Year Ended January 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Equity Grant to Workday Foundation	Non-GAAP
Costs and expenses:
Costs of subscription services	$39,251	$(601)	$—	$38,650
Costs of professional services	77,284	(1,312)	—	75,972
Product development	102,665	(3,528)	—	99,137
Sales and marketing	123,440	(2,717)	—	120,723
General and administrative	48,880	(7,170)	(11,250)	30,460
Operating loss	(117,863)	15,328	11,250	(91,285)
Operating margin	-43.1%	5.6%	4.1%	-33.4%
Loss before provision for income taxes	(119,066)	15,328	11,250	(92,488)
Provision for income taxes	124	—	—	124
Net loss	$(119,190)	$15,328	$11,250	$(92,612)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(1.62)	$0.21	$0.15	$(1.26)

(1)	Calculated based upon 74,011 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$34,793	$5,940	$46,263	$11,214
Capital expenditures	(12,341)	(9,095)	(60,725)	(15,898)
Property and equipment acquired under capital lease	—	(830)	(115)	(18,717)
Purchase of other intangible assets	(15,000)	—	(15,000)	—

Free cash flows	$7,452	$(3,985)	$(29,577)	$(23,401)

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude share-based compensation, employer payroll taxes on employee stock transactions, a one-time charge related to our contribution of 500,000 shares of common stock to the Workday Foundation and amortization of debt discount and issuance costs, as applicable. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures, assets acquired under a capital lease and purchased other intangible assets as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Workday’s operating performance due to the following factors:

•	Share-based compensation. Although share-based compensation is an important aspect of the compensation of Workday’s employees and executives, management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options, which is an element of our ongoing share-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.

•	Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on employee stock transactions is dependent on Workday’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•	Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Equity Grant to Workday Foundation. During the third quarter of fiscal 2013, Workday granted 500,000 shares of common stock to the Workday Foundation. The Workday Foundation is a non-profit organization established to provide grants, humanitarian relief and employee matching contributions and support volunteerism and social development projects. This grant resulted in a one-time charge of $11.3 million, which was recorded to the General and administrative expenses line of the statement of operations. Management does not expect to make future grants of shares to the Foundation and therefore considers this charge non-recurring. As such, management believes it is useful to exclude this one-time charge in order to better understand the ongoing expenses of our core business and to facilitate comparison of our results across periods.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased and other purchased intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business.

The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.